As filed with the Securities and Exchange Commission on July 28, 2023
Registration No. 333-266205

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM
S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Grove Collaborative Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	5961	88-2840659
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1301 Sansome Street
San Francisco, California 94111
(800) 231-8527
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stuart Landesberg
President and Chief Executive Officer
1301 Sansome Street
San Francisco, California 94111
(800) 231-8527
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Martin A. Wellington
J. Carlton Fleming
Sidley Austin LLP
1001 Page Mill Road Building 1
Palo Alto, California 94304
Tel: (650) 565-7100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On July 19, 2022, Grove Collaborative Holdings, Inc. (the “Company”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-266205), as amended by Amendment No. 1 thereto filed with the SEC on August 24, 2022 and subsequently declared effective by the SEC on September 16, 2022 (as amended, the “Original Registration Statement”). The Original Registration Statement registered the resale from time to time of up to 6,511,532 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company, by the selling holder named therein, as adjusted for the 1-for-5 reverse stock split referenced below.
This post-effective amendment to Form S-1 on Form S-3 (this “Post-Effective Amendment”) is being filed for the purpose of converting the Original Registration Statement on Form S-1 into a registration statement on Form S-3 because we are now eligible to use Form S-3. This Post-Effective Amendment contains an updated prospectus related to the offering and sale of the shares that were registered for resale on the Original Registration Statement. No additional securities are being registered under this Post-Effective Amendment, and all applicable registration fees were paid in connection with prior filings of the Original Registration Statement.
On June 5, 2023, the Company effected a 1-for-5 reverse stock split of its Class A Common Stock and Class B common stock, par value $0.0001 per share. The Class A Common Stock began trading on a split-adjusted basis on The New York Stock Exchange at the market open on June 6, 2023. Unless otherwise indicated, all share and per share amounts in this Post-Effective Amendment have been adjusted to reflect the reverse stock split.

The information in this preliminary prospectus is not complete and may be changed. The Selling Holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION — DATED JULY 28, 2023
Up to 6,511,532 Shares of Class A Common Stock

This prospectus relates to the resale from time to time of up to 6,511,532 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Grove Collaborative Holdings, Inc., a Delaware public benefit corporation (“Grove Collaborative” or the “Company”), by YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Selling Holder”). The shares included in this prospectus consist of shares of Class A Common Stock that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Holder, from time to time after the date of this prospectus, pursuant to a standby equity purchase agreement we entered into with the Selling Holder on July 18, 2022 (the “Purchase Agreement”), in which the Selling Holder has committed to purchase from us, at our direction, up to $100,000,000 of our Class A Common Stock, subject to terms and conditions specified in the Purchase Agreement. See the section of this prospectus entitled “Committed Equity Financing” for a description of the Purchase Agreement and the section entitled “Selling Holder” for additional information regarding the Selling Holder.
Our registration of the securities covered by this prospectus does not mean that the Selling Holder will offer or sell any of the shares of Class A Common Stock. The Selling Holder may offer, sell, or distribute all or a portion of its shares of Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Holder pursuant to this prospectus. However, we may receive up to $100,000,000 in aggregate gross proceeds from sales of our Class A Common Stock to the Selling Holder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement. We provide more information about how the Selling Holder may sell or otherwise dispose of the shares of our Class A Common Stock in the section entitled “Plan of Distribution.” We will bear all costs, expenses, and fees in connection with the registration of the shares of Class A Common Stock offered hereby. The Selling Holder will bear all commissions and discounts, if any, attributable to its sales of the shares of Class A Common Stock offered hereby.
The Selling Holder is an “underwriter” within the meaning of Section 2(a)(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our Class A Common Stock by the Selling Holder and any discounts, commissions, or concessions received by the Selling Holder are deemed to be underwriting discounts and commissions under the Securities Act.
Our shares of Class A Common Stock are listed on The New York Stock Exchange (the “NYSE”) under the symbol “GROV.” On July 27, 2023, the closing sale price of our Class A Common Stock was $1.92 per share. As of July 27, 2023, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $44.7 million, which is based on 23,265,592 shares of Class A Common Stock held by non-affiliates as of such date and a price of $1.92 per share, the last reported sales price of our Class A Common Stock on July 27, 2023, a date within 60 days of the filing of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (the market value of our voting and non-voting common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.
The Class A Common Stock being offered for resale in this prospectus (the “Resale Securities”) represent a substantial percentage of the total outstanding shares of our Class A Common Stock as of the date of this prospectus. Assuming the issuance of all of the Resale Securities to the Selling Holder under the Purchase Agreement, the Resale Securities would represent approximately 18.2% of the then-outstanding Class A Common Stock (assuming the Class A Common Stock issuable upon the conversion of Class B Common Stock and the achievement of certain stock price thresholds pursuant to the Business Combination (as defined in this prospectus) are not outstanding, or 15.2% assuming they are outstanding). The sale of all of the Resale Securities, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Class A Common Stock. In addition to the Selling Holder, certain other shareholders, including the PIPE Investors, the Sponsor, the Backstop Investor and Legacy Grove equityholders (each as defined below and collectively, the “Additional Sellers”) may sell a substantial number of our securities pursuant to a separate resale prospectus (the “Additional Prospectus”). The sale of the Resale Securities together with the sale of the securities held by the Additional Sellers, or the perception that these sales could occur, could depress the market price of our securities.

We are an “emerging growth company” and a “smaller reporting company” under the U.S. securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company”
Investing in our Class A Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2023.

You should rely only on the information provided in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Holder have authorized anyone to provide you with different information. Neither we nor the Selling Holder are making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.
i

ABOUT THIS PROSPECTUS
This prospectus and any accompanying prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Holder may, from time to time, sell the Class A Common Stock offered by it described in this prospectus through any means described in the section titled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Holder of the Class A Common Stock offered by the Selling Holder described in this prospectus. More specific terms of any Class A Common Stock that the Selling Holder and its permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock being offered and the terms of the offering.
Neither we nor the Selling Holder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holder take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our,” and similar terms refer to Grove Collaborative Holdings, Inc., a Delaware public benefit corporation, and its consolidated subsidiaries. References to “Virgin Group Acquisition Corp. II” or “VGAC II” refer to the Company prior to the consummation of the Domestication and the Merger (as defined herein). “Grove Collaborative, Inc.” refers to Grove Collaborative, Inc. prior to the Business Combination.
On June 5, 2023, the Company effected a 1-for-5 reverse stock split (the “Reverse Stock Split”) of its Class A Common Stock and Class B common stock, par value $0.0001 per share (“Class B Common Stock”). The Class A Common Stock began trading on a split-adjusted basis on The New York Stock Exchange at the market open on June 6, 2023. Unless otherwise indicated, all share and per share amounts in this prospectus have been adjusted to reflect the Reverse Stock Split.
ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology.
Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:
•competition and the ability of the business to grow and manage growth profitably;
•expansion plans and opportunities, including future acquisitions or additional business combinations;
•litigation, complaints, and/or adverse publicity;
•the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends, and employee availability;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•our financial and business performance following the Merger, including financial projections and business metrics;
•changes in the market for the Company’s products, and expansion plans and opportunities;
•anticipated customer retention by the Company;
•the extent to which the Company is able to protect its intellectual property rights and not infringe on the intellectual property rights of others;
•new or adverse regulatory developments relating to automatic renewal laws;
•our use of proceeds from the sale of shares pursuant to the Purchase Agreement; and
•the effect of COVID-19 on the foregoing, including its effect on the business and financial conditions of the Company.
These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in the “Risk Factors” section are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
iii

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
Overview of the Company
The Company is a digital-first, sustainability-oriented consumer products innovator specializing in the development and sale of household, personal care, beauty and other consumer products with an environmental focus. In the United States, the Company sells its products through two channels: a direct-to-consumer platform at www.grove.co and its mobile applications, where it sells products from Grove-owned brands and third parties, and the retail channel into which it sells products from Grove-owned brands at wholesale. The Company develops and sells natural products that are free from the harmful chemicals identified in its “anti-ingredient” list and it designs form factors and product packaging that reduces plastic waste and improves the environmental impact of the categories in which it operates. The Company also purchases environmental offsets that have made it the first plastic neutral retailer in the world, and its goal is to be “Beyond Plastic” (its standard which indicates the best-available solutions in either zero plastic, refillable or reusable products containing minimal plastic) across its site by the end of 2025.
Background
The Company was originally known as Virgin Group Acquisition Corp. II, a Cayman Islands exempted company (“VGAC II”). VGAC II was a blank check company incorporated on January 13, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On March 25, 2021, VGAC II consummated an initial public offering of 35,000,000 units at an offering price of $10.00 per unit, and a private placement with VG Acquisition Sponsor II LLC, a Cayman Islands limited liability company (“Sponsor”) of 6,000,000 Private Placement Warrants at an offering price of $1.50 per Private Placement Warrant. Each unit sold in the initial public offering and private placement consisted of one Class A ordinary share and one-fifth of one redeemable warrant. On April 9, 2021, the underwriters of the initial public offering notified VGAC II of their intent to fully exercise their over-allotment option. As such, on April 13, 2021, VGAC II sold an additional 5,250,000 units, at a price of $10.00 per unit, and sold an additional 700,000 Private Placement Warrants to the Sponsor, at $1.50 per Private Placement Warrant. Following the closing of the initial public offering and overallotment sale, an amount equal to $402,500,000 of the net proceeds from the initial public offering and the sale of the Private Placement Warrants was placed in the trust account. Each such number of units and Private Placement Warrants and prices per unit and per Private Placement Warrant in connection with the initial public offering reflects pre-Reverse Stock Split values.
On June 16, 2022, as contemplated by the Agreement and Plan of Merger, dated as of December 7, 2021, as amended and restated on March 31, 2022 (the “Merger Agreement”), by and among VGAC II, Treehouse Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of VGAC II (“Merger Sub 1”), Treehouse Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of VGAC II (“Merger Sub II”) and Grove Collaborative, Inc., a Delaware public benefit corporation (“Legacy Grove”), consummated the merger transactions contemplated by the Merger Agreement, whereby (i) Merger Sub I merged with and into Legacy Grove, the separate corporate existence of Merger Sub I ceased and Legacy Grove became the surviving corporation (the “Initial Surviving Corporation”) and a wholly owned subsidiary of VGAC II (the “Initial Merger”) and (ii) immediately following the Initial Merger, and as part of the same overall transaction as the Initial Merger, the Initial Surviving Corporation merged with and into Merger Sub II, the separate corporate existence of the Initial Surviving Corporation ceased, and Merger Sub II continued as the surviving company and a wholly-owned subsidiary of VGAC II (such transactions, the “Merger” and, together with the Domestication (as defined below), or the “Business Combination”). Immediately prior to the closing of the Merger (the “Closing” and such date of the Closing, the “Closing Date”), VGAC II changed its jurisdiction of incorporation from the Cayman

Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a public benefit corporation formed under the laws of the State of Delaware (the “Domestication”). In connection with the Business Combination, VGAC II changed its name to Grove Collaborative Holdings, Inc.
The Business Combination was accounted for as a reverse recapitalization with Grove Collaborative, Inc. being the accounting acquirer and VGAC II as the acquired company for accounting purposes. Accordingly, all historical financial information presented in the consolidated financial statements represents the accounts of Grove Collaborative Inc.
Pursuant to the closing of the Business Combination, VGAC II filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a Charter and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which VGAC II was domesticated and continued as a Delaware corporation, changing its name to “Grove Collaborative Holdings, Inc.”
On June 5, 2023, the Company effected the Reverse Stock Split. Unless otherwise indicated, all share and per share amounts have been adjusted to reflect the Reverse Stock Split. The Class A Common Stock trade on the NYSE under the symbol “GROV” and the Company’s Public Warrants may be quoted and traded in the over-the-counter market under the symbol “GROVW,” respectively.
Committed Equity Financing
On July 18, 2022, we entered into the Purchase Agreement with the Selling Holder. Pursuant to the Purchase Agreement, we have the right to sell to the Selling Holder up to $100,000,000 of shares of our Class A Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Class A Common Stock to the Selling Holder under the Purchase Agreement, and the timing of any such sales, are at our option, and we are under no obligation to sell any securities to the Selling Holder under the Purchase Agreement. As of July 27, 2023, we have sold 147,965 shares under the Purchase Agreement for total gross proceeds of $2.4 million. Issuance costs related to these shares are not material. As of July 27, 2023, there were 6,363,567 shares available to be sold to the Selling Holder under the Exchange Cap.
Implications of Being an Emerging Growth Company
The Jumpstart Our Business Startups Act (the JOBS Act) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We may take advantage of certain exemptions from various public reporting requirements, including the requirement that we provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations, and that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until those standards apply to private companies. We intend to take advantage of these exemptions until we are no longer an emerging growth company. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
We will cease to be an emerging growth company upon the earliest of (1) December 31, 2026, (2) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years. Additionally, we are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $250 million. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.
Corporate Information
The Company’s principal executive offices are located at 1301 Sansome Street, San Francisco, California 94111, and the Company’s phone number is (800) 231-8527. Our website address is www.grove.co. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

THE OFFERING

Issuer	Grove Collaborative Holdings, Inc.

Shares of Class A Common Stock Offered for Resale by the Selling Holder	Up to 6,511,532 shares of Class A Common Stock that we may elect, in our discretion, to issue and sell to the Selling Holder under the Purchase Agreement from time to time (which includes 147,965 shares of Class A Common Stock that we have sold to the Selling Holder as of July 26, 2023).

Terms of the Offering	The Selling Holder will determine when and how it will dispose of any shares of Class A Common Stock registered under this prospectus for resale.

Class A Common Stock Outstanding After this Offering	32,137,640 shares of Class A Common Stock.

Use of Proceeds
We will not receive any proceeds from the resale of shares of Class A Common Stock included in this prospectus by the Selling Holder. However, we may receive up to $100,000,000 in aggregate gross proceeds, before deducting any discount to the Selling Holder or expenses payable by us, under the Purchase Agreement from sales of Class A Common Stock that we may elect to make to the Selling Holder pursuant to the Purchase Agreement, if any, from time to time in our discretion.
We expect to use the net proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities, strategic transactions, and stock repurchases. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Trading Symbol	Our Class A Common Stock is listed and traded on the NYSE under the symbol “GROV.”
In this prospectus, unless otherwise indicated, the number of shares of Class A Common Stock outstanding and the other information based thereon reflects 25,774,073 shares of Class A Common Stock outstanding as of March 31, 2023 and does not reflect:
•9,974,982 shares of outstanding Class B Common Stock;
•5,847,742 shares of Class A Common Stock issuable upon the settlement of restricted stock units (“RSUs”) granted under the 2016 Equity Incentive Plan (the “2016 Plan”);
•35,036 shares of Class B Common Stock issuable upon the settlement of RSUs granted under the 2016 Plan;

•1,193,962 shares of Class A Common Stock issuable upon the exercise of outstanding stock options granted under the 2016 Plan;
•840,535 shares of Class B Common Stock issuable upon the exercise of outstanding stock options granted under the 2016 Plan;
•3,646,232 shares of Class A Common Stock available for future issuance under the 2022 Equity and Incentive Plan;
•1,010,525 shares of Class A Common Stock available for future issuance under the 2022 Employee Stock Purchase Plan;
•1,340,000 shares issuable upon the exercise of outstanding private warrants to purchase Class A Common Stock (the “Private Placement Warrants”);
•1,610,000 shares issuable upon the exercise of outstanding public warrants to purchase Class A Common Stock, (the “Public Warrants,” and, together with the Private Placement Warrants, the “Warrants”) with an exercise price of $57.50 per share;
•905,000 shares issuable upon the exercise of outstanding warrants to purchase Class A Common Stock pursuant to the Consulting Services Agreement, dated as of November 10, 2022, by and between the Company and HCI Grove Management LLC;
•113,776 shares issuable upon the exercise of outstanding warrants to purchase Class B Common Stock (the “Legacy Grove Warrants”); and
•775,005 shares issuable upon the exercise of outstanding warrants to purchase Class A Common Stock (the “Backstop Warrants”) pursuant to the Subscription Agreement, dated as of March 31, 2022, by and among the Company, Corvina Holdings Limited (the “Backstop Investor’) and Grove Collaborative, Inc. (the “Backstop Subscription Agreement”).

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed below or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, including those discussed above under the heading “Cautionary Note Regarding Forward-Looking Statements.” You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Holder, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Purchase Agreement with the Selling Holder.
On July 18, 2022, we entered into the Purchase Agreement with the Selling Holder, pursuant to which the Selling Holder has committed to purchase up to $100,000,000 of our Class A Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Class A Common Stock that may be issued under the Purchase Agreement may be sold by us to the Selling Holder at our discretion from time to time.
We generally have the right to control the timing and amount of any sales of our shares of Class A Common Stock to the Selling Holder under the Purchase Agreement. Sales of our Class A Common Stock, if any, to the Selling Holder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Holder all, some or none of the shares of our Class A Common Stock that may be available for us to sell to the Selling Holder pursuant to the Purchase Agreement.
Because the purchase price per share to be paid by the Selling Holder for the shares of Class A Common Stock that we may elect to sell to the Selling Holder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Class A Common Stock prior to each Advance made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Class A Common Stock that we will sell to the Selling Holder under the Purchase Agreement, the purchase price per share that the Selling Holder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Holder under the Purchase Agreement, if any.
Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $100,000,000 of our Class A Common Stock to the Selling Holder, only 6,511,532 shares of our Class A Common Stock are being registered for resale under the registration statement that includes this prospectus. If we elect to sell to the Selling Holder all of the 6,511,532 shares of Class A Common Stock being registered for resale under this prospectus, depending on the market price of our Class A Common Stock prior to each Advance made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $100,000,000 available to us under the Purchase Agreement, which could materially adversely affect our liquidity.
If it becomes necessary for us to issue and sell to the Selling Holder under the Purchase Agreement more than the 6,511,532 shares being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $100,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Holder of any such additional shares of our Class A Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective. Additionally, we would need to obtain stockholder approval to issue shares of Class A Common

Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable NYSE rules, unless all applicable sales of shares of Class A Common Stock under the Purchase Agreement equal or exceed the “Minimum Price” (as such term is defined in Section 312.04 of the NYSE Listed Company Manual) or, as to any Advance, the issuance of the Class A Common Stock pursuant to an Advance Notice would be excluded from the Exchange Cap under NYSE rules (or interpretive guidance provided by the NYSE with respect thereto), in which case, under applicable NYSE rules, the Exchange Cap limitation would not apply to issuances and sales of Class A Common Stock under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of shares of Class A Common Stock in addition to the 6,511,532 shares of Class A Common Stock being registered for resale by the Selling Holder under the registration statement that includes this prospectus could cause additional dilution to our stockholders.
We are not required or permitted to issue any shares of Class A Common Stock under the Purchase Agreement if such issuance would breach our obligations under the rules or regulations of the NYSE. In addition, the Selling Holder will not be required to purchase any shares of our Class A Common Stock if such sale would result in the Selling Holder’s beneficial ownership exceeding 9.99% of the then issued and outstanding Class A Common Stock. Our inability to access a part or all of the amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.
The securities being offered in this prospectus represent a substantial percentage of our outstanding Class A Common Stock, and the sales of such securities, together with the sale of the Class A Common Stock and Warrants being offered for resale in the Additional Prospectus, or the perception that these sales could occur, could cause the market price of our Class A Common Stock to decline significantly.
This prospectus relates to the offer and sale from time to time by the Selling Holder of up to 6,511,532 Class A Common Stock which we may elect in our sole discretion to issue and sell to the Selling Holder under the Purchase Agreement from time to time. Assuming the issuance of all of the Resale Securities to the Selling Holder under the Purchase Agreement, the Resale Securities would represent approximately 18.2% of the then-outstanding Class A Common Stock (assuming the Class A Common Stock issuable upon the conversion of Class B Common Stock and the achievement of certain stock price thresholds pursuant to the Business Combination (as defined in this prospectus) are not outstanding, or 15.2% assuming they are outstanding). In addition to this prospectus, we have filed the Additional Prospectus that relates to the offer and sale from time to time by the Additional Sellers up to: (i) 1,721,497 shares of our Class A Common Stock issued in connection with the PIPE Financing to the PIPE Investors (each, as defined in the Additional Prospectus); (ii) 884,304 shares of Class A Common Stock issued in connection with the Backstop Subscription Agreement; (iii) 775,005 shares of Class A Common Stock that may be obtained upon the exercise of the Backstop Warrants; (iv) 2,012,500 shares of Class A Common Stock held by Sponsor; (v) 151,273 shares of Class A Common Stock held by certain Selling Holders (as defined in the Additional Prospectus); (vi) 13,442,591 shares of Class A Common Stock issuable upon conversion (on a one-for-one basis) of shares of our Class B Common Stock held by certain holders (including shares of Class A Common Stock that may be obtained upon the exercise of warrants to purchase shares of Class B Common Stock and subsequent conversion of those shares); (vii) 6,700,000 Private Placement Warrants; and (viii) 1,340,000 shares of Class A Common Stock that may be obtained by certain holders upon the exercise of the Private Placement Warrants. The Additional Prospectus also relates to the issuance by us of up to an aggregate of 2,950,000 shares of Class A Common Stock, which consists of (i) 1,610,000 shares of Class A Common Stock that are issuable upon the exercise of a like number of Public Warrants originally issued in our initial public offering and (ii) 1,340,000 shares of Class A Common Stock that are issuable upon the exercise of the Private Placement Warrants following their public resale by the Selling Holders. The Class A Common Stock and Warrants being offered for resale in the Additional Prospectus represent a substantial percentage of the total outstanding shares of our Class A Common Stock as of the date of this prospectus. The outstanding Class A Common Stock being offered in the Additional Prospectus represent approximately 53.8% of our Class A Common Stock outstanding and issuable upon conversion of our Class B Common Stock, assuming the Class A Common Stock issuable upon the achievement of certain stock price thresholds are not outstanding, or 50.0% assuming they are outstanding. Additionally, if all the Warrants and Backstop Warrants are exercised, the Additional Sellers would own an additional 3,725,005 shares of Class A Common Stock, representing an additional 9.9% of the total outstanding Class A Common Stock and Class A Common Stock issuable upon conversion of our Class B Common Stock, assuming the Class A Common Stock issuable upon the achievement of certain stock price thresholds are not outstanding. In addition, during the period of ten years following the closing of the Business Combination (the “Earnout Period”), an aggregate of 2,799,696 additional shares of Class B Common Stock (“Grove Earnout Shares”) held by Legacy Grove equityholders (including Legacy Grove stock option, restricted stock unit, and warrant holders) may become vested and sale-able in two equal tranches upon the occurrence of each Earnout Triggering Event (i.e. achieving a share price of $62.00 over any 20 trading days within any consecutive 30 trading day period and $75.00 over any 20 trading day period within any 30 consecutive trading day period or earlier on Change of Control Transaction (as defined in the Merger Agreement)). If Grove Earnout Shares become vested, the holders thereof may seek to sell some or all of Grove Earnout Shares on or after an Earnout Triggering Event. Conversely, A significant decline in the public trading price of our Class A Common Stock could result in no Earnout Triggering Events occurring and no Grove Earnout Shares becoming vested, in which case such shares will be forfeited.
The sale of all or a substantial portion of the Resale Securities, the Additional Securities or the vesting and sale of the Earnout Securities, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Class A Common Stock.
The sale and issuance of our Class A Common Stock to the Selling Holder will cause dilution to our existing stockholders, and the sale of the shares of Class A Common Stock acquired by the Selling Holder, or the perception that such sales may occur, could cause the price of our Class A Common Stock to fall.
The purchase price for the shares that we may sell to the Selling Holder under the Purchase Agreement will fluctuate based on the price of our Class A Common Stock. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of our Class A Common Stock to fall.
If and when we do sell shares to the Selling Holder, the Selling Holder may resell all, some, or none of those shares at its discretion, subject to the terms of the Purchase Agreement. Therefore, sales to the Selling Holder by us could result in substantial dilution to the interests of other holders of our Class A Common Stock. Additionally, the sale of a substantial number of shares of our Class A Common Stock to the Selling Holder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.
Investors who buy shares of Class A Common Stock at different times will likely pay different prices.
Pursuant to the Purchase Agreement, we control the timing and amount of any sales of Class A Common Stock to the Selling Holder. If and when we do elect to sell shares of our Class A Common Stock to the Selling Holder pursuant to the Purchase Agreement, the Selling Holder may resell all, some, or none of such shares in its discretion and at different prices, subject to the terms of the Purchase Agreement. As a result, investors who purchase shares from the Selling Holder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Holder in this offering as a result of future sales made by us to the Selling Holder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Holder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Holder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.
Our management team will have broad discretion over the use of the net proceeds from our sale of shares of Class A Common Stock to the Selling Holder, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of Class A Common Stock to the Selling Holder, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flows.

COMMITTED EQUITY FINANCING
On July 18, 2022, we entered into the Purchase Agreement with the Selling Holder. Pursuant to the Purchase Agreement, we have the right to sell to the Selling Holder up to $100,000,000 of shares of our Class A Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Class A Common Stock to the Selling Holder under the Purchase Agreement, and the timing of any such sales, are at our option, and we are under no obligation to sell any securities to the Selling Holder under the Purchase Agreement. As of July 27, 2023, we have sold 147,965 shares under the Purchase Agreement for total gross proceeds of $2.4 million. Issuance costs related to these shares are not material. As of July 27, 2023, there were 6,363,567 shares available to be sold to the Selling Holder under the Exchange Cap.
In accordance with our obligations under the Purchase Agreement, we filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by the Selling Holder of up to 6,511,532 shares of Class A Common Stock that we may elect, in our sole discretion, to issue and sell to the Selling Holder, from time to time under the Purchase Agreement. Upon the satisfaction of the conditions to the Selling Holder’s purchase obligation set forth in the Purchase Agreement, we will have the right, but not the obligation, from time to time at our discretion until the first day of the month following the 36-month period after the date of the Purchase Agreement, to direct the Selling Holder to purchase an Advance by delivering an Advance Notice to the Selling Holder. While there is no mandatory minimum amount for any Advance, it may not to exceed shares with a value of $25,000,000 pursuant to an Advance. The per share purchase price for the shares of Class A Common Stock, if any, that we elect to sell to the Selling Holder in an Advance pursuant to the Purchase Agreement will be determined by reference to the VWAP and calculated in accordance with the Purchase Agreement, less a discount of 2.45%; provided, however, that we may establish a minimum acceptable price in each Advance Notice below which we shall not be obligated to make any sales to the Selling Holder. There is no upper limit on the price per share that the Selling Holder could be obligated to pay for the Class A Common Stock we may elect to sell to it in any Advance.
We will control the timing and amount of any sales of Class A Common Stock to the Selling Holder. Actual sales of shares of our Class A Common Stock to the Selling Holder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our Class A Common Stock, and determinations by us as to the appropriate sources of funding for our company and its operations.
Under the applicable NYSE rules, in no event may we issue to the Selling Holder under the Purchase Agreement more than 6,511,532 shares of Class A Common Stock, which number of shares is equal to the Exchange Cap, unless (a) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable NYSE rules, (b) all applicable sales of shares of Class A Common Stock under the Purchase Agreement equal or exceed the “Minimum Price” (as such term is defined in Section 312.04 of the NYSE Listed Company Manual), or (c) as to any Advance, the issuance of the Class A Common Stock pursuant to an Advance Notice would be excluded from the Exchange Cap under NYSE rules (or interpretive guidance provided by the NYSE with respect thereto). Moreover, we may not issue or sell any shares of Class A Common Stock to the Selling Holder under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by the Selling Holder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder), would result in the Selling Holder beneficially owning more than the 9.99% Beneficial Ownership Limitation.
Neither we nor the Selling Holder may assign or transfer any of our respective rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by the parties other than by an instrument in writing signed by both parties.
The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Class A Common Stock to the Selling Holder. To the extent we sell shares under the Purchase Agreement, we currently plan to use any proceeds therefrom for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.
Advances of Common Stock Under the Purchase Agreement
Advances
We will have the right, but not the obligation, from time to time at our discretion, until the first day of the month following the 36-month period after the date of the Purchase Agreement, to direct the Selling Holder to purchase up to a specified maximum amount of shares of Class A Common Stock as set forth in the Purchase Agreement by delivering written notice to the Selling Holder (each, an “Advance Notice”) on any trading day (each, an “Advance Notice Date”), so long as the amount under any single Advance does not exceed $25,000,000 of shares, unless otherwise agreed by the parties.
Conditions to Each Advance
The Selling Holder’s obligation to accept Advance Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Class A Common Stock in Advances under the Purchase Agreement are subject to the satisfaction, at the applicable Advance Notice Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of the Selling Holder’s control, which conditions include the following:
•the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;
•there being an effective registration statement pursuant to which the Selling Holder is permitted to utilize the prospectus thereunder to resell all of the Advance Shares pursuant to such Advance Notice;
•the sale and issuance of such Advance Shares being legally permitted by all laws and regulations to which we are subject;
•no Material Outside Event (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;
•us having performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Purchase Agreement to be performed, satisfied, or complied with by us;
•no statute, rule, regulation, executive order, decree, ruling, or injunction having been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially, and adversely affects any of the transactions contemplated by the Purchaser Agreement; and
•the Class A Common Stock being quoted for trading on the NYSE and us having not received any written notice that is then still pending threatening the continued quotation of the Class A Common Stock on the NYSE.
Termination of the Purchase Agreement
Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:
•the first day of the month next following the 36-month anniversary of the date of the Purchase Agreement; and
•the date on which the Selling Holder shall have purchased shares of Class A Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $100,000,000.

We also have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to the Selling Holder; provided that there are no outstanding Advance Notices under which we are yet to issue Class A Common Stock. We and the Selling Holder may also terminate the Purchase Agreement at any time by mutual written consent.
No Short-Selling by the Selling Holder
The Selling Holder has agreed that it and its affiliates will not engage in any short sales during the term of the Purchase Agreement and will not enter into any transaction that establishes a net short position with respect to the Class A Common Stock. The Purchase Agreement stipulates that the Selling Holder may sell our Class A Common Stock to be issued pursuant to an Advance Notice, following receipt of the Advance Notice, but prior to receiving such shares, and may sell other Class A Common Stock acquired pursuant to the Purchase Agreement that the Selling Holder has continuously held from a prior date of acquisition.
Effect of Sales of Our Class A Common Stock under the Purchase Agreement on Our Stockholders
All shares of Class A Common Stock that may be issued or sold by us to the Selling Holder under the Purchase Agreement that are being registered under the Securities Act for resale by the Selling Holder in this offering are expected to be freely tradable. The shares of Class A Common Stock being registered for resale in this offering may be issued and sold by us to the Selling Holder from time to time at our discretion over the term of the Purchase Agreement. The resale by the Selling Holder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Class A Common Stock to decline and to be highly volatile. Sales of our Class A Common Stock, if any, to the Selling Holder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Holder all, some, or none of the shares of our Class A Common Stock that may be available for us to sell to the Selling Holder pursuant to the Purchase Agreement.
If and when we do elect to sell shares of our Class A Common Stock to the Selling Holder pursuant to the Purchase Agreement, the Selling Holder may resell all, some, or none of such shares in its discretion and at different prices subject to the terms of the Purchase Agreement. As a result, investors who purchase shares from the Selling Holder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Holder in this offering as a result of future sales made by us to the Selling Holder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Holder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Holder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.
Because the purchase price per share to be paid by the Selling Holder for the shares of Class A Common Stock that we may elect to sell to the Selling Holder under the Purchase Agreement, if any, will fluctuate based on the market prices of our Class A Common Stock during the applicable pricing period, as of the date of this prospectus we cannot reliably predict the number of shares of Class A Common Stock that we will sell to the Selling Holder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Holder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of July 27, 2023, there were 29,334,036 shares of our Class A Common Stock outstanding, of which 23,265,592 shares were held by non-affiliates. If all of the 6,511,532 shares offered for resale by the Selling Holder under the registration statement that includes this prospectus were issued and outstanding as of July 27, 2023, such shares would represent approximately 18.2% of the total number of shares of our Class A Common Stock outstanding and approximately 22.0% of the total number of outstanding shares of Class A Common Stock held by non-affiliates.
Although the Purchase Agreement provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the Purchase Agreement, direct the Selling Holder to purchase shares of our Class A Common Stock from us in one or more Advances under the Purchase Agreement, for a maximum aggregate purchase price of up to $100,000,000, only 6,511,532 shares of Class A Common Stock are being registered for resale under the registration statement that includes this prospectus. While the market price of our Class A Common Stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by the Selling Holder under the Purchase Agreement for shares of our Class A Common Stock, if any, may also fluctuate, in order for us to receive the full amount of the Selling Holder’s commitment under the Purchase Agreement, it is possible that we may need to issue and sell more than the number of shares being registered for resale under the registration statement that includes this prospectus.
If it becomes necessary for us to issue and sell to the Selling Holder more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $100,000,000 under the Purchase Agreement, we must first (i) to the extent necessary, obtain stockholder approval prior to issuing shares of the Class A Common Stock in excess of the Exchange Cap in accordance with applicable NYSE rules, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Holder of any such additional shares of our Class A Common Stock, which the SEC must declare effective, in each case, before we may elect to sell any additional shares of our Class A Common Stock to the Selling Holder under the Purchase Agreement. The number of shares of our Class A Common Stock ultimately offered for resale by the Selling Holder depends upon the number of shares of Class A Common Stock, if any, we ultimately sell to the Selling Holder under the Purchase Agreement.
The issuance, if any, of shares of our Class A Common Stock to the Selling Holder pursuant to the Purchase Agreement would not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders would be diluted. Although the number of shares of our Class A Common Stock that our existing stockholders own would not decrease as a result of sales, if any, under the Purchase Agreement, the shares of our Class A Common Stock owned by our existing stockholders would represent a smaller percentage of our total outstanding shares of our Class A Common Stock after any such issuance.
The following table sets forth the amount of gross proceeds, before deducting any discount to the Selling Holder or expenses payable by us, we would receive from the Selling Holder from our sale of shares of Class A Common Stock to the Selling Holder under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Holder(2)	Gross Proceeds from the Sale of Shares to the Selling Holder Under the Purchase Agreement
$1.00		100,000,000	73.4%	$100,000,000
$2.00		50,000,000	57.9%	$100,000,000
$3.00		33,333,333	47.9%	$99,999,999
$4.00		25,000,000	40.8%	$100,000,000
$5.00		20,000,000	35.5%	$100,000,000
$24.60	(3)	4,065,040	10.1%	$99,999,984
$29.75	(4)	3,361,344	8.5%	$99,999,984
__________________
(1)The number of shares of Class A Common Stock offered by this prospectus may not cover all the shares we ultimately sell to the Selling Holder under the Purchase Agreement, depending on the purchase price per share. We have included in this column only those shares being offered for resale by the Selling Holder under this prospectus, without regard for the Beneficial Ownership Limitation. The assumed average purchase prices are solely for illustration and are not intended to be estimates or predictions of future stock performance.
(2)The denominator is based on 36,437,916 shares outstanding as of July 27, 2023, adjusted to include the issuance of the number of shares set forth in the second column that we have not yet sold but we would have sold to the Selling Holder, assuming the average purchase price in the first column. The numerator is based on the number of shares of Class A Common Stock set forth in the second column.
(3)Represents the closing price of the Class A Common Stock on the NYSE on July 15, 2022, the trading day prior to the execution of the Purchase Agreement.
(4)Represents the closing price of the Class A Common Stock on the NYSE on July 11, 2022, five trading days prior to the execution of the Purchase Agreement.

USE OF PROCEEDS
All of the shares of our Class A Common Stock offered by the Selling Holder pursuant to this prospectus will be sold by the Selling Holder for its own account. We will not receive any of the direct proceeds from these sales. However, we may receive up to $100,000,000 aggregate gross proceeds, before deducting any discount to the Selling Holder or expenses payable by us, from any sales we make to the Selling Holder pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Class A Common Stock to the Selling Holder after the date of this prospectus. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.
We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities, strategic transactions, and stock repurchases. However, we have not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we intend to invest the net proceeds pursuant to the Purchase Agreement in interest-bearing, investment-grade instruments.

SELLING HOLDER
This prospectus relates to the offer and sale by the Selling Holder of up to 6,511,532 shares of Class A Common Stock that have been and may be issued by us to the Selling Holder under the Purchase Agreement. For additional information regarding the shares of Class A Common Stock included in this prospectus, see the section entitled “Committed Equity Financing” above. We are registering the shares of Class A Common Stock included in this prospectus pursuant to the provisions of the Purchase Agreement we entered into with the Selling Holder on July 18, 2022 in order to permit the Selling Holder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement, and as set forth in the section entitled “Plan of Distribution” in this prospectus, the Selling Holder has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Holder” means YA II PN, Ltd., a Cayman Islands exempt limited partnership, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Holder’s interest in the Class A Common Stock other than through a public sale.
The table below presents information regarding the Selling Holder and the shares of Class A Common Stock that may be resold by the Selling Holder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Holder, and reflects holdings as of July 25, 2023. The number of shares in the column entitled “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Class A Common Stock being offered for resale by the Selling Holder under this prospectus. The Selling Holder may sell some, all, or none of the shares being offered for resale in this offering. We do not know how long the Selling Holder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Holder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our Class A Common Stock being offered for resale by this prospectus.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Holder has sole or shared voting and investment power. The percentage of shares of Class A Common Stock beneficially owned by the Selling Holder prior to the offering shown in the table below is based on an aggregate of 29,334,036 shares of our Class A Common Stock outstanding on July 25, 2023. Because the purchase price to be paid by the Selling Holder for shares of Class A Common Stock, if any, that we may elect to sell to the Selling Holder in one or more Advances from time to time under the Purchase Agreement will be determined on the applicable Advance Dates for such Advances, the actual number of shares of Class A Common Stock that we may sell to the Selling Holder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column in the table below assumes the resale by the Selling Holder of all of the shares of Class A Common Stock being offered for resale pursuant to this prospectus.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Holder has sole voting and investment power with respect to all shares of Class A Common Stock that it beneficially owns, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Holder, the Selling Holder is not a broker-dealer or an affiliate of a broker-dealer.

	Number of Shares of Class A Common Stock Beneficially Owned		Maximum Number of Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock Are Sold
Name of Selling Holder	Number(1)	Percent		Number(2)	Percent
YA II PN, Ltd.(3)	3,249,653	9.99%	6,511,532	—	—
__________________
(1)In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Holder may be required to purchase under the Purchase Agreement, because the issuance of such shares is at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Holder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Advances of Class A Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our Class A Common Stock to the Selling Holder to the extent such shares, when aggregated with all other shares of our Class A Common Stock then beneficially owned by the Selling Holder, would cause the Selling Holder’s beneficial ownership of our Class A Common Stock to exceed the 9.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Class A Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless all applicable sales of shares of Class A Common Stock under the Purchase Agreement equal or exceed the “Minimum Price” (as such term is defined in Section 312.04 of the NYSE Listed Company Manual) or, as to any Advance, the issuance of the Class A Common Stock pursuant to an Advance Notice would be excluded from the Exchange Cap under NYSE rules (or interpretive guidance provided by the NYSE with respect thereto), in which case the Exchange Cap limitation would no longer apply under applicable NYSE rules.
(2)Assumes the sale of all shares being offered pursuant to this prospectus.
(3)Information based on the Company’s records, information from YA II PN, Ltd. (“YA II”) and the most recently available Schedule 13G filed with the SEC on January 3, 2023 by YA II, subsequently adjusted to reflect the Reverse Stock Split. Includes direct ownership of 54,630 shares of Class A Common Stock plus the deemed ownership of an additional 3,195,023 shares of Class A Common Stock that YA II has the right to acquire within 60 days of the date of the Schedule 13G. YA II is beneficially owned by YA Global Investments II (U.S.), LP (the “YA Feeder”). Yorkville Advisors Global, LP (the “YA Advisor”) is the investment manager to YA II. Yorkville Advisors Global II, LLC (the “YA Advisor GP”) is the general partner to the YA Advisor. YAII GP, LP (the “YA GP”) is the general partner to the YA Feeder. YAII GP II, LLC (the “Yorkville GP”) is the general partner to the YA GP. Mark Angelo makes the investment decisions on behalf of YA II. Accordingly, each of YA II, YA Feeder, the YA Advisor, the YA Advisor GP, the YA GP, the Yorkville GP and Mark Angelo may be deemed affiliates and therefore may be deemed to beneficially own the same number of shares of Class A common stock. The address for each of these entities and individuals is c/o 1012 Springfield Ave., Mountainside, NJ 07092.

PLAN OF DISTRIBUTION
The shares of Class A Common Stock offered by this prospectus are being offered by the Selling Holder. The shares may be sold or distributed from time to time by the Selling Holder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of the securities by the Selling Holder. We may receive up to $100,000,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to the Selling Holder pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Class A Common Stock to the Selling Holder after the date of this prospectus.
The sale of the shares of our Class A Common Stock offered by this prospectus could be effected in one or more of the following methods:
•ordinary brokers’ transactions;
•transactions involving cross or block trades;
•through brokers, dealers, or underwriters who may act solely as agents;
•“at the market” into an existing market for our Class A Common Stock;
•in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•in privately negotiated transactions; or
•any combination of the foregoing.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
The Selling Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
The Selling Holder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Class A Common Stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then-current market price. Such registered broker-dealer may, in some circumstances (for instance if such registered broker-dealer’s involvement is not limited to receiving commission not in excess of the usual and customary distributors’ or sellers’ commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Holder has informed us that each such broker-dealer may receive commissions from the Selling Holder for executing such sales for the Selling Holder and, if so, such commissions will not exceed customary brokerage commissions.
Brokers, dealers, underwriters, or agents participating in the distribution of the shares of our Class A Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Holder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Class A Common Stock sold by the Selling Holder may be less than or in excess of customary commissions. Neither we nor the Selling Holder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Class A Common Stock sold by the Selling Holder.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Sidley Austin LLP. Any underwriters, Selling Holder or agents will be advised about legal matters relating to any offering by their own counsel.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at investors@grove.co. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INFORMATION INCORPORATED BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-40263), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;
•our Current Reports on Form 8-K, filed with the SEC on March 14, 2023, April 11, 2023, May 25, 2023, June 5, 2023, and June 9, 2023;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our definitive proxy statement on Schedule 14A for the 2023 Annual Meeting of Stockholders filed with the SEC on April 14, 2023; and
•the description of the Class A Common Stock contained in Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.
All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:
Grove Collaborative Holdings, Inc.
1301 Sansome Street
San Francisco, CA 94111
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at investors.grove.co. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$15,658**
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*
__________________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
**Previously paid in connection with the Original Registration Statement. Accordingly, there is no registration fee due in connection with the registration of such securities.
We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Holder, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.
Item 15. Indemnification of Directors and Officers.
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
In accordance with Section 102(b)(7) of the DGCL, our Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

The Charter provides that we will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.
Item 16. Exhibits.
(c) Exhibits

Exhibit No.	Description

2.1†
Agreement and Plan of Merger, dated as of December 7, 2021, by and among Virgin Group Acquisition Corp. II, Treehouse Merger Sub, Inc. and Grove Collaborative, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on December 8, 2021).

2.2†
Amended and Restated Agreement and Plan of Merger, dated as of March 31, 2022, by and among Virgin Group Acquisition Corp. II, Treehouse Merger Sub, Inc., Treehouse Merger Sub II, LLC and Grove Collaborative, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on April 4, 2022).

3.1	Certificate of Incorporation of Grove Collaborative Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

3.2
Certificate of Amendment to Certificate of Incorporation of Grove Collaborative Holdings, Inc.(incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 5, 2023).

3.3	Bylaws of Grove Collaborative Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 001-40263) filed with the SEC on June 23, 2022).

4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A (File No. 333¬253097), filed with the SEC on March 15, 2021).

4.2
Warrant Agreement, dated March 22, 2021, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-39587), filed with the SEC on March 25, 2021).

5.1	Opinion of Sidley Austin LLP. (included in Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-266197) filed with the SEC on July 18, 2022).

10.3
Amended and Restated Registration Rights Agreement, dated as of June 16, 2022, among the Company, Virgin Group Acquisition Sponsor II, LLC, and certain other parties (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K (File No. 001-40263), filed with the SEC on June 23, 2022).

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm of Grove Collaborative Holdings, Inc.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-266197) filed with the SEC on July 18, 2022)).

24.1*	Power of Attorney (included in the signature page to this registration statement and the initial filing of this registration statement).

107	Filing Fee Table (included in Exhibit 107 to the Registration Statement on Form S-1 (File No. 333-266197) filed with the SEC on July 18, 2022))
__________________
†Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*Filed herewith.

Item 17. Undertakings.
(A)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(ii), and (a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(B)The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 28, 2023.

GROVE COLLABORATIVE HOLDINGS, INC.

By:	/s/ Stuart Landesberg
Stuart Landesberg
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart Landesberg and Sergio Cervantes his or her true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offerings covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Stuart Landesberg	President and Chief Executive Officer (Principal Executive Officer); Director	July 28, 2023
Stuart Landesberg

/s/ Sergio Cervantes	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2023
Sergio Cervantes

*	Director	July 28, 2023
Rayhan Arif

*	Director	July 28, 2023
Christopher Clark

/s/ Kevin Cleary	Director	July 28, 2023
Kevin Cleary

*	Director	July 28, 2023
David Glazer

*	Director	July 28, 2023
Kristine Miller

*	Director	July 28, 2023
John Replogle

*	Director	July 28, 2023
Naytri Shroff Sramek

*	/s/ Stuart Landesberg
Stuart Landesberg
Attorney-in-Fact